UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Pacific State Bancorp

(Exact name of registrant as specified in its charter)

California	0-49892	61-1407606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1899 W. March Lane Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:(209) 870-3207

_____________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        Pacific State Bancorp ("Bancorp") (NASDAQ: PSBC), the parent company of Pacific State Bank, Stockton, California, today announced that it received a letter from The NASDAQ Stock Market (NASDAQ) on May 12, 2010 notifying Bancorp of a staff determination that Bancorp has not complied with Nasdaq Listing Rule 5550(a)(2) (the "Rule").  Bancorp had initially been notified on November 10, 2009 that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive trading days.

        In accordance with Listing Rule 5810(c)(3)(A), Bancorp was provided 180 calendar days, or until May 10, 2010, to regain compliance with the Rule. Because Bancorp has not regained compliance, the Nasdaq Staff has determined to delist Bancorp's securities from the Capital Market.  Accordingly, trading of Bancorp's common stock will be suspended at the opening of business on May 19, 2010 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove Bancorp's securities from listing and registration on Nasdaq Stock Market.

        Bancorp was advised by Nasdaq that Bancorp may appeal the Nasdaq Staff's determinations to a Nasdaq Hearings Panel (the "Panel"), pursuant to the procedures set forth in the NASDAQ Marketplace Rule 5800 Series. However, Bancorp does not plan to appeal the determination. The Company has decided to move the trading of its common stock to the OTC Bulletin Board ("OTCBB"). Bancorp's securities will not be immediately eligible to trade on the OTCBB or in the "Pink Sheets." The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a "Form 211") is cleared. Only a market maker, not Bancorp, may file a Form 211. Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations. Bancorp filings are current. Management will take steps to establish trading on the OTC Bulletin Board and will give notice as soon as this is accomplished.

        On May 18, 2010, Bancorp issued a press release announcing the receipt of the Nasdaq staff determination letter, a copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This Current Report on Form 8-K, including the exhibit hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in Pacific State Bancorp's most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Pacific State Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific State Bancorp

(Registrant)

Date: May 18, 2010

By:          /s/ Donald Kalkofen

        Donald Kalkofen

        Vice President, Director of Finance

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 18, 2010, issued by Pacific State Bancorp